UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2020

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1735 Market Street Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or required to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 Par Value	CRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 - Entry Into a Material Definitive Agreement.

On July 24, 2020, Carpenter Technology Corporation (the “Company”) completed its offering and sale of $400,000,000 aggregate principal amount of its 6.375% Senior Notes due 2028 (the “Notes”). The offering and sale of the Notes was made pursuant to the Company’s shelf registration statement (Registration No. 333-239766), filed with the Securities and Exchange Commission (the “Commission”) on July 9, 2020. The terms of the Notes are described in the Company’s prospectus dated July 9, 2020, as supplemented by a final prospectus supplement dated July 10, 2020, as filed with the Commission on July 14, 2020.

The Notes were issued pursuant to the base indenture, dated January 12, 1994 (the “Indenture”), by and between the Company and U.S. Bank National Association as successor trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of May 22, 2003, a second supplemental indenture, dated as of June 30, 2011, a third supplemental indenture dated as of February 26, 2013, and a fourth supplemental indenture dated as of July 24, 2020 (the “Fourth Supplemental Indenture”).

The Notes will accrue interest at the rate of 6.375% per annum, with interest payable in cash semi-annually in arrears on each January 15 and July 15, commencing January 15, 2021. The Notes will mature on July 15, 2028. The Notes will be senior unsecured indebtedness of the Company, ranking equally in right of payment with all its existing and future senior unsecured indebtedness and senior to its future subordinated indebtedness.

The Company may redeem the Notes, at any time and from time to time, prior to July 15, 2023, in whole or in part, at a make-whole redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the present value of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted at a rate equal to the Treasury Rate (defined in the Fourth Supplemental Indenture) plus 50 basis points, in each case, plus accrued and unpaid interest to, but excluding, the redemption date.

On or after July 15, 2023, the Company may redeem the Notes at any time and from time to time, in whole or in part, at the redemption prices set forth in the Fourth Supplemental Indenture, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the redemption date. If the Company undergoes a change of control repurchase event (defined in the Fourth Supplemental Indenture), the Company must offer to repurchase the Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Company intends to use the net proceeds from the issuance of the Notes to repay in full $250 million in principal amount of its 5.200% senior unsecured notes due 2021, including any interest and premium due thereon. The Company intends to use the remaining net proceeds from the issuance of the Notes for general corporate purposes, including additions to working capital, capital expenditures, repayment or repurchase of debt, the financing of acquisitions, joint ventures and other business combination opportunities or stock repurchases.

The foregoing is a summary of the material terms and conditions of the Indenture, the Fourth Supplemental Indenture or the Notes and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture, the Fourth Supplemental Indenture and the form of Note. The Indenture was filed as Exhibit 4(C) to the Company’s Registration Statement on Form S-3 filed with the Commission on January 6, 1994, and such exhibit is incorporated herein by reference. The Fourth Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of Note is included in Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel, Troutman Pepper Hamilton Sanders LLP, as to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Descriptions

4.1*	Indenture, dated January 12, 1994, by and between Carpenter Technology Corporation and U.S. Bank National Association as successor Trustee to Morgan Guaranty Trust Company of New York and U.S. Bank Trust National Association is incorporated by reference to Exhibit 4(A) to Carpenter Technology Corporation’s Quarterly Report on Form 10-Q filed on February 10, 1994.
4.2	Fourth Supplemental Indenture, dated July 24, 2020, by and between Carpenter Technology Corporation and U.S. Bank National Association.
4.3	Form of 6.375% Senior Notes due 2028.
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 hereto).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* Incorporated herein by reference as above indicated.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ Timothy Lain
Timothy Lain
Vice President and Chief Financial Officer

Date: July 24, 2020